(9)(f) Form of Transfer Agent Agreement to be between Registrant and
                           Fund/Plan Services, Inc.

                       TRANSFER AGENT SERVICES AGREEMENT
     This Agreement, dated as of the          day of  February , 1996,
made by and between The Milestone Funds, a business trust (the "Trust") duly organized and existing under the laws of the State of Delaware and operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").
                               WITNESSETH THAT:
     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series may, in turn offer multiple classes of shares ("Classes"), which Series and Classes are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and
     WHEREAS, the Trust desires to retain Fund/Plan to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and
     WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended; and
     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
     Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.
     Share Certificates shall mean the certificates representing shares of stock of each Series.
     Shareholders shall mean the registered owners of the Shares of the Series in accordance

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 1 of 11 pages.


     with the share registry records maintained by Fund/Plan for the Trust.
     Shares shall mean the issued and outstanding shares of the Series. Signature Guarantee shall mean the guarantee of signatures by an
"eligible guarantor institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.
     Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking an original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust.
     Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions to Fund/Plan.
                        TRANSFER AGENCY SERVICES
     Section 2. Fund/Plan as Transfer Agent shall make original issues of Shares in accordance with Section 10 and 11 below and with each Series' Prospectus and Statement of Additional Information then in effect, upon the written request of the Trust, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Trustees of the Trust authorizing such issue; (ii) an opinion of counsel as to the validity of such Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.
     Section 3. Transfers of Shares shall be registered and new Shares issued by Fund/Plan upon redemption of outstanding Shares, (i) in the form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 2 of 11 pages.

17Ad-15 under the Securities Exchange Act of 1934, as amended, accompanied by,
(iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and
(iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.
     Section 4. In registering transfers, Fund/Plan as Transfer Agent may rely upon the applicable commercial code or any other applicable law which, in the written opinion (a copy of which shall previously have been furnished to the Trust) of counsel, protect Fund/Plan and the Trust in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.
     Section 5. The Trust agrees not to issue Shares through the use of confirm trades.
     Section 6. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares. Fund/Plan is responsible to provide reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions thereof owned by them.
     Section 7. Under this Agreement, Fund/Plan shall, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock transfer agent for an investment company as listed in Schedule "A" attached hereto. Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Fund/Plan. Fund/Plan may record any transfer of Shares which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Shares if in good faith Fund/Plan in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either of the Trust or Fund/Plan. The Trust agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act. Fund/Plan shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 3 of 11 pages.

processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts.
     Section 8. In case of any request or demand for the inspection of the Share records of the Series, Fund/Plan as Transfer Agent shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.
     Section 9. Fund/Plan acknowledges that all records that it maintains on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon written request. Fund/Plan will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.
                ISSUANCE OF SHARES
     Section 10. Prior to the daily determination of net asset value in accordance with the Trust's Prospectus and Statement of Additional

Information, Fund/Plan shall process all purchase orders received since the last determination of the Series' net asset value.
     Fund/Plan shall calculate on a daily basis the amount available for investment in Shares at the net asset value determined by the Series' pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the custodian of the assets of the Trust (the "Custodian"). Fund/Plan shall place a purchase order daily with the appropriate Series for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Trust, in writing.
     Section 11.  Fund/Plan having made the calculations provided for in
Section 9, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase with, if requested, copies to the Trust. Such confirmations will show the prior Share balance, the new Share balance, the amount invested and the price paid for the newly purchased Shares.

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 4 of 11 pages.


                                  REDEMPTIONS
     Section 12. Prior to the daily determination of net asset value in accordance with the Trust's Prospectus and Statement of Additional Information then in effect, Fund/Plan shall process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Trust of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Trust's pricing agent shall then determine the applicable net asset value. Thereafter Fund/Plan shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and make the proper distribution and application of the redemption proceeds in accordance with the Trust's Prospectus and Statement of Additional Information then in effect. The stock registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.
     Section 13. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the Trust's Prospectus and Statement of Additional Information then in effect, by check mailed to the Shareholder at the Shareholder's registered address or wired to an authorized bank account.
     For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.
                                   DIVIDENDS

     Section 14. The Trust shall notify Fund/Plan of the date of each dividend declaration or capital gains distribution. In addition, the Trust shall provide to Fund/Plan five business days' prior written notice of the record date for determining the Shareholders entitled to payment. The per-share payment amount of any dividend or capital gain shall be determined by the Trust after receipt of necessary information from and consultation with the Trust's accounting agent and auditors.
     Section 15. On or before each payment date, the Trust will notify Fund/Plan of the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 5 of 11 pages.

cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them from monies transferred by the Custodian to Fund/Plan for that purpose.
                                     FEES
     Section 16. The Trust agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Trust and Fund/Plan. The
Trust agrees and understands that Fund/Plan's compensation will be comprised of two components, payable on a monthly basis, as follows:
               (i) Subject to a minimum fee for each Series issuing one class of Shares and a minimum fee for each additional Class issued by any Series, the Trust agrees to pay Fund/Plan an annual account maintenance fee. This fee shall be calculated by multiplying the sum of the average monthly number of accounts within each Series issuing one class of Shares together with the monthly average number of accounts within each additional Class of Shares of a Series by one twelfth (1/12th) the annual account maintenance fee as set forth in Schedule "B", which fee will be billed to the Trust within the first ten calendar days of the month following the month in which the fee was incurred; and
               (ii) reimbursement of any reasonable out-of-pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.
     For the purpose of determining fees payable to Fund/Plan, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information then in effect.
     During the term of this Agreement, should the Trust seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.


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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 6 of 11 pages.

                              GENERAL PROVISIONS
     Section 17. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each Shareholder.
Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended, any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.
     Section 18. In addition to the services as Transfer Agent and dividend disbursing agent set forth above, Fund/Plan will perform other services for the Trust as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms and mailing semi-annual reports to shareholders of the Trust.
     Section 19. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.
     Section 20.
          (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, in connection with the performance of this Agreement that result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.
          (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 7 of 11 pages.


though that person is being paid salary by Fund/Plan.
          (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the opinion of legal counsel to the Trust, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard of its or their duties hereunder.
          (d) Fund/Plan shall give written notice to the Trust within thirty (30) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Trust.
          (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                             Page 8 of 11 pages.

defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.
          (f) The Trust shall not settle any claim under Section 19(d) and 19(e) without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim without the Trust's express written consent, which likewise shall not be unreasonably withheld.
     Section 21. Fund/Plan is authorized, upon receipt of Written Instructions from the Trust, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee; upon the request of Fund/Plan, the Trust shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Trust of any such action, suit or claim within thirty (30) days after receipt by Fund/Plan of notice thereof.
     Section 22.
     (a) The term of this Agreement shall commence on the date herein stated above ("Effective Date").
     (b) This Agreement shall remain in effect for eighteen (18) months from the Effective Date and shall continue thereafter on a year to year term subject to termination by either Party set forth in (c) below.
     (c) After the initial term of this Agreement, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than sixty (60) days after the date of receipt of such notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.
     (d) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the

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                           Fund/Plan Services, Inc.
                                                             Page 9 of 11 pages.

expense of the Trust, transfer all required records and shall cooperate in the transfer of such duties and responsibilities.
     Section 23. The Trust shall file with Fund/Plan a certified copy of each resolution of its Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.
     Section 24. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and Fund/Plan.
     Section 25. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

     If to Milestone:                         If to Fund/Plan:
     ----------------                         ----------------
     The Milestone Funds              Fund/Plan Services, Inc.
     One Odell Plaza                         2 West Elm Street
     Yonkers, New York 10701            Conshohocken, PA 19428
     Attention: Jeffrey Hanson     Attention: Kenneth J. Kempf,
     Chief Operating Officer                          President


          Section 26. The Trust represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.
     Section 27. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 28. This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Trustees.
     Section 29. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                            Page 10 of 11 pages.


County, Commonwealth of Pennsylvania if the suit is instituted by the Trust or the Adviser. If a suit is instituted by Fund/Plan, the venue of such action arising under this Agreement shall be Yonkers, New York.
     Section 30. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.
     Section 31. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of eleven typewritten pages, together with Schedules "A,"
"B" and "C," to be signed by their duly authorized officers as of the day and year first above written.


The Milestone Funds                                  Fund/Plan Services, Inc.



____________________________________     ____________________________________
By: Jeffrey Hanson, Chief Operating           By: Kenneth J. Kempf, President
     Officer




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       Transfer Agent Services Agreement between The Milestone Funds and

                           Fund/Plan Services, Inc.
                                                           Page  11 of 11 pages.



                                                                    Schedule "A"

                      Transfer Agent/Shareholder Services
                                      for
                              The Milestone Funds

Subject to the "Milestone Funds Servicing Procedures," "Milestone Fund Processing Procedures Using BoNY Cash Management" and "Milestone Fund Processing Procedures" included in this Schedule "A," the following Transfer Agency Services shall be provided under this Agreement:

I - Shareholder File

   1. Establish new accounts and enter demographic data into shareholder base. Includes review and file maintenance all NSCC originated registrations and data changes for FundServ, Networking and ACATS accounts for compliance with Investar customer file requirements.

   2. Create Customer Information File (CIF) to link accounts within the Fund and across funds within the Fund Group. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

   3. 100% quality control of new account information, including verification of initial investment.

* 4. Systematic linkage of shareholder accounts with exact matches on SSN and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.

* 5. Production of household mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

   6. Maintain account and customer file records based on shareholder request and routine quality review.

   7. Maintain tax ID certification and NRA records for each account, including backup withholding.

   8. Provide written confirmation of address changes.

   9. Produce shareholder statements for daily activity, dividends, on-request, third party, and periodic mailings.

* 10. Produce shareholder lists, labels and ad hoc reports to Fund management as requested.

  11. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.


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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 1



II  -  Shareholder Services

  1. Provide quality service through a staff of highly trained NASD licensed customer service personnel, including phone, research and correspondence representatives.

  2. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges, systematic withdrawals, pre-authorized drafts, Fund SERV and wire order trades, problem solving and process telephone transactions.

* 3. Customized recording of fund prices daily after regular business hours for shareholder access.

  4. Silent monitoring of shareholder calls by the phone supervisor to ensure exceptional customer service.

  5. Record and maintain tape recordings of all shareholder calls for a six month period.

  6. Phone Supervisor produces daily management reports of shareholder calls which track volumes, length of calls, average wait time and abandoned call rates to ensure quality service.

  7. Phone representatives are thoroughly trained through in house training programs on the techniques of providing Exceptional
     Customer Service.

  8. Customer inquiries received by letter or telephone are thoroughly researched by a correspondence team member. These inquires include such items as, account/customer file information, complete historical account information, stop payments on checks, transaction details, and lost certificates.

III  -  Investment Processing

  1. Initial investment (checks or Fed wires).

  2. Subsequent investments (checks or Fed wires) processed through lock box.

  3. Pre-authorized investments (PAD) through ACH system.

  4. Government allotments through ACH system.


  5. Prepare and process daily bank deposit of shareholder investments.

* 6.  NSCC - FundSERV trades.

IV  -  Redemption Processing

  1. Process letter redemption requests.

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 2

  2. Process telephone redemption transactions.

  3. Establish Systematic Withdrawal File and process automated transactions on monthly basis.

  4. Issue checkbooks and process checkbook redemptions through agent bank.

  5. Redemption proceeds distributed to shareholder by check, Fed wire or ACH processing.

* 6.  Provide NSCC - FundSERV trade processing.

V  -  Exchange & Transfer Processing

  1. Process legal transfers.

  2. Issue and cancel certificates.

  3. Replace certificates through surety bonds (separate charge to shareholder).

  4. Process exchange transactions (letter and telephone request).

  5. Process ACATS transfers.

VI  -  Retirement Plans

  1. Fund sponsored IRAs offered using Semper Trust Company as custodian. Services include:
    a.  Contribution processing
    b.  Distribution processing
    c.  Apply rollover transactions
    d.  Process Transfer of Assets
    e.  Letters of Acceptance to prior custodians
    f.  Notify IRA holders of 70  requirements
    g.  Calculate Required Minimum Distributions
    h.  Maintain beneficiary information file
    i.  Solicit birth date information

  2. Fund sponsored SEP-IRA plans offered using Semper Trust Company as custodian.  Services include those listed under IRAs and:
    a.  Identification of employer contributions

  3. Fund sponsored Qualified plans offered:
    a.  Plan document available
    b.  Omnibus/master account processing only
    c.  Produce annual statements
    d.  Process contributions
    e.  Process distributions
    f.  Process rollover and Transfer of Assets transactions

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       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 3

VII  -  Settlement & Control

  1. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to Fund's Accounting Agent by 10:00am EST.

  2. Preparation of daily cash movement information to be passed to the Fund's Accounting Agent and Custodian Bank by 10:00am EST for use in determining Fund's daily cash availability.

  3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

  4. Resolve any outstanding share or cash issues that are not cleared by trade date
     + 2.

  5. Process shareholder adjustments to include the proper notification of any booking entries needed, as well as any necessary cash movement.

  6. Settlement and review of Fund's declared dividends and capital gains to include the following:
    a.  Review record date report for accuracy of shares.
    b. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.
    c.  Distribute copies to the Fund's Accounting Agent.
    d.  Preparation of the checks prior to being mailed.
    e.  Sending of any dividends via wires if requested.
    f. Preparation of cash movement information for the cash portion of the dividend payout on payable date.

  7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

  8. Maintain inventory control for stock certificates and dividend check form.

  9. Aggregate tax filings for all Fund/Plan clients. Monthly deposits to the IRS of all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

    10. Timely settlement and cash movement for all NSCC/FundSERV activity.

VIII -  Year End Processing

  1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax Ids. This includes initiating 31% backup withholding and notifying shareholder of their tax status and the corrective action which is needed.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 4

  2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

  3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

  4. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

  5. Coordinate year end activity with client. Activities include producing year end statements, scheduling record dates for year dividends and capital gains, production of combined statements, printing of inserts to be mailed with tax forms.

  6. Distribute Dividend Letter to funds for them to sign off on all
     distributions paid   year to date.  Dates and rates must be
     authorized so that they can be used for reporting to the IRS.

  7. Coordinate the ordering of form stock and envelopes from vendor in preparation of tax reporting. Review against IRS requirements to ensure accuracy.

  8. Prepare form flashes for the microfiche vendor. Test and oversee the production of fiche for year end statements and tax forms.

  9. Match and settle tax reporting totals to fund records and on-line date from Investar.

 10. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year end valuations.  Quality assure forms before mailing to shareholders.

 11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.

 12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

IX  -  Client Services

  1. An Account Manager is assigned to each relationship. The Account Manager acts as the liaison between the Fund and the Transfer Agency staff. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant fund interaction on daily operational issues.

    Specifically:
    a.  Scheduling of dividends, proxies, report mailing and special mailings.
    b.  Coordinate with the Fund the shipment of materials for scheduled mailings.
    c.  Liaison between the Fund and support services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes.
    d.  Handle all notification regarding proxy tabulation through the meeting.  Coordinate
================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 5

        scheduling of materials, including voted cards, tabulation letters, and shareholder list, to be available for the meeting.
    e. Order special reports, tapes, discs for special systems requests received.
    f. Implement new operational procedures, e.g., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions.
    g. Coordinate with systems, services and operations on special events, e.g., mergers, new fund start ups, small account liquidations, combined statements, household mailings, additional mail files.
    h. Prepare standard operating procedures and review prospectus for new funds and our current client base. Coordinate implementation of suggested changes with the Fund.
    i. Liaison between the Fund and the transfer agency staff regarding all service and operational issues.

  2. Proxy Processing (Currently one free per year)
    a.  Coordinate printing of cards with vendor.
    b.  Coordinate mailing of cards with Account Manager and mailroom.
    c. Provide daily report totals to Account Manager for client notification.

    d.  Preparation of affidavit of mailing documents.
    e.  Provide one shareholder list.
    f.  Prepare final tabulation letter.

  3. Blue Sky Processing
    a. Maintain file with additions, deletions, changes and updates at the Fund's direction.
    b. Provide daily and monthly reports to enable the Fund to do necessary state filings.

  * Separate fees will apply for these services.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 6


                   DAILY REPORTS


        REPORT NUMBER           REPORT DESCRIPTION
        -------------           ------------------

                                  Daily Activity Register
              024                 Tax Reporting Proof
              051                 Cash Receipts and Disbursement Proof
              053                 Daily Share Proof
              091                 Daily Gain/Loss Report
              104                 Maintenance Register
              044                 Transfer/Certificate Register
              056                 Blue Sky Warning Report


                  MONTHLY REPORTS
                  ---------------

                Report Description
                ------------------

                      Blue Sky
                      Certificate Listing
                      State Sales and Redemption
                      Monthly Statistical Report
                      Account Demographic Analysis
                      MTD Sales - Demographics by Account Group
                      Account Analysis by Type
================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 7


                           Fund/Plan Services, Inc.
                       Institutional Services Department
                     MILESTONE FUNDS SERVICING PROCEDURES
                           Revised February 2, 1996

               Chris Miller - Institutional Services Supervisor
              Peter Haas - Institutional Services Representative
______________________________________________________________________________

1.  Purchase Processing (excluding Bear Stearns trades):

For each purchase trade, the following steps will be taken by the Institutional Services Representative:

a. Representative will receive the notification of a purchase via a telephone call, record the relevant account number, purchase amount and shareholder information and confirm the information back to the caller.

b.   The purchase will be input on a  wire expect trade form.
c. If the trade is larger than five million dollars, the representative will notify Marc Pfeffer at Milestone Capital Management of the trade.
d. The wire expect will be processed on Imaging by the Institutional Services Department and routed to Operations to await receipt of the wire.
e. Representative will notify Marc Pfeffer of any late day trade indications.
f.   Each trade will take approximately 15 minutes to process.

2.  Redemption Processing (excluding Bear Stearns trades):

For each redemption trade, the following steps will be taken by the Institutional Services
Representative:

a. Representative will receive the notification of a redemption via a telephone call, record the relevant account number, redemption amount, remittance instructions and shareholder information and confirm the information back to the caller.
b.   The redemption will be input on a telephone redemption form.
c. If the trade is larger than five million dollars, the representative will notify Marc Pfeffer at Milestone Capital Management of the trade.
d. The telephone redemption will be processed on Investar, completed and added on Imaging to create a TAC notification task, and continue onto the Institutional Services Department for quality control.
e. The Institutional Services Department must notify TAC with any trades taken at the 2:30 PM EST cutoff. Notification is required so TAC can check Imaging for the trade and include it in the availability faxed to Marc Pfeffer. Trade work-flow will progress as stated above.
f. For accounts which receive immediate wiring of redemption proceeds, the Institutional Services Department will notate immediate wiring in comment section of the electronic form. TAC will proceed with the immediate remittance of monies through Bank of New York.


================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 8

g. Representative will notify Marc Pfeffer of any late day trade indications.
h.   Each trade will take approximately 20 minutes to process.

3.  Processing of Bear Stearns trades:

a. Bear Stearns will transmit all their purchases and redemptions via fax to the Institutional Services Department on a daily basis.
b. Since the trade sheet will only contain Bear Stearns account numbers, the representative will need to cross-reference each Bear Stearns account number with the number we use on our system.
c. Trades will be scanned two times into imaging workflow for processing. Once as a liquidation to the Institutional Services Department, and once as a purchase to the Operations Department.
d. All redemptions will be processed on Investar, completed and added on Imaging to create a TAC notification task, and continue onto the Institutional Services Department for quality control.
e. The Institutional Services Department must notify TAC with any trades taken at the 2:30 PM EST cutoff. Notification is required so TAC can check Imaging for the trade and include it in the availability faxed to Marc Pfeffer. Trade work-flow will progress as stated above.
f. The entire process from the initial receipt of the fax from Bear Stearns to the final processing of all trades will take approximately forty five minutes.

4.  Daily Faxing of Reports:
a. The Institutional Services Department will receive several reports every morning which must be faxed to different locations.
b. The reports must be copied onto 8 1/2" by 11" paper before they can be faxed.
     - A daily share and accrual balance report for the 2 State of Illinois accounts must be reviewed for accuracy and then faxed to two people every day. This will take approximately 10 minutes per fax to complete.
     - A daily share and accrual balance report for the ten CTC accounts must be reviewed for accuracy and then faxed to one person every day. This will take approximately 10 minutes to complete.

5.  Total Time Spent on Servicing Functions:

DAILY ACTIVITY:
a.   Purchases (5 per day @ 15 minutes per trade)       1 hour 15 minutes
b.   Redemptions (5 per day @ 20 minutes per trade)     1 hour 40 minutes
c.   Bear Stearns daily trade fax                       45 minutes
d.   Daily Faxing (3 faxes @ 10 minutes per fax)        30 minutes

  Total Daily Time                                      4 hours 10 minutes
                                                        ------------------


Note: All italicized items in Sections 1-6 denote special servicing procedures normally not done by the Institutional Services Department.


================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 9


                           Fund/Plan Services, Inc.
                       Institutional Services Department
                     MILESTONE FUNDS SERVICING PROCEDURES
                 ANALYSIS OF TIME SPENT ON SERVICING FUNCTIONS

               Chris Miller - Institutional Services Supervisor
              Peter Haas - Institutional Services Representative

______________________________________________________________________________

Function            Routine Processing Time       Special Processing Time

Purchase Processing      50 minutes                    1 hour 15 minutes
                         (5 trades @ 10 min per)       (5 trades @ 15 min per)

Redemption Processing    50 minutes                    1 hour 40 minutes
                         (5 trades @ 10 min per)       (5 trades @ 20 min per)

Dealer Trades            45 minutes                    45 minutes
(Bear Stearns)

Daily Faxing             0 minutes                     30 minutes


TOTAL DAILY TIME         2 hours 25 minutes            4 hours 10 minutes


DIFFERENCE DUE TO SPECIAL HANDLING                     1 hours 45 minutes

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 10

                           Fund/Plan Services, Inc.
                         Transfer Agent Control (TAC)
                     MILESTONE  FUND PROCESSING PROCEDURES
                          USING BoNY CASH MANAGEMENT

                            Glenn Brynan - Manager
                        Maryellen Dudziak - Supervisor
                                                            Revised 2/02/96
================================================================================


1. Fund Settlement: (Purchases)

  For each purchase trade, the following steps will be taken by the settlement clerk.

a.   Receive printed placement confirmation of the trade from Institutional
     Rep.
b.   Place the confirmation sheet into the "pending" file.
c. Review BoNY DDA Account for received wires at 11:50am, 2:20 pm and 4:20 pm.

    Upon receipt of the wire:

d.   Update Cash Movement Sheet to reflect additional wire received.
e.   Update Capstock Sheet to reflect additional trade processed.
f.   Update Cash Availability to reflect additional wire received.
g. Pass wire notification sheet to Operations for Investar processing of payment.
h. Review Investar System processing soon afterward to verify accuracy of input.

  **Process to take roughly 5 minutes per trade.

2. Fund Settlement: (Redemptions)

  For each redemption trade, the following steps will be taken by the settlement clerk.

a. Receive printed placement confirmation of the trade from Institutional clerk.
b.   Update Cash Availability to reflect additional trade received.
c.   Update Cash Movement Sheet to reflect additional trade received.
d.   Update Capstock Sheet to reflect additional trade received.
e. Review Investar System processing soon afterward to verify accuracy of input.
f.   For "Rush" wires, access BoNY DDA System and transmit wire to S/H.

    **Process to take roughly 5 minutes per trade.

3. Fund Settlement: (Daily Distribution)

    Each day the following steps will be taken by the settlement clerk.


a.   Receive a Daily Distribution Report from the Investar System.
b. Verify beginning accrual balance to ensure it matches yesterday's ending balance.
c.   Verify that the daily rate matches what was reported from BoNY
     Accounting Dept.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 11

d. Verify that the shares multiplied by the rate matches the current daily accrual total.
e.   Account for any early payouts or accrual adjustments due to as/of's.
f.   Verify that the new ending accrual total is correct.
g.   Prepare a Daily Distribution Confirmation to be faxed to BoNY
     Accounting Dept.
h. Verify that BoNY confirms our totals and faxes confirmation back each day.

  **Process to take roughly 15 minutes each day (Per Fund or Class of Shares).

4. Fund Settlement: (Share Reconcilement)

    Each day the following steps will be taken by the settlement clerk.

a.   Receive daily System reports including Share Proof, DAR, Transaction
     Journal.
b.   Verify that the trades posted match what was listed on previous day's
     Capstock.
c. Review Aged Suspense Report to ensure there are no trades not processed.
d. Prepare Share Rec showing both the T/A and Accounting balances and any differences.
e. Work with appropriate personnel to ensure differences are corrected on T+1.

  **Process to take roughly 15 minutes each day (Per Fund or Class of Shares).

5. Fund Settlement: (Cash Availability Reporting)

    Each day the following steps will be taken by the settlement clerk.

a. At 12:00 noon EST, a preliminary availability will be sent to Milestone via fax.
b. At 2:30pm EST, an updated availability is sent to Milestone and BoNY Accounting via Fax.
c. At 4:30pm EST, a FINAL availability is sent to Milestone and BoNY Accounting via Fax.

  **Process to take roughly 10 minutes each cutoff time. It involves printing the Cash Availability, faxing it to BoNY and Milestone, and verifying that the fax transmitted properly.

6. Fund Settlement: (Cash Movement to/from BoNY)

    Each day the following steps will be taken by the settlement clerk.

a. At 2:30pm EST the "NET" figure thus far is determined and reported to BoNY Custody.
b. A wire is initiated from the DDA Account to the Custody Account for wires received.
c. A wire is initiated from the Custody Acct to the DDA Acct for Redemptions received.
d. Non "Rush" wires will be initiated by TAC at this time by accessing the BoNY System.
e. Review outgoing wire notifications each half hour to verify that wires were sent.

  End of day processing will consist of.

e.   Shortly after 4:30pm EST, additional s/h activity is reported to BoNY
     Custody.
f. A wire is initiated from the DDA Account to the Custody Account for late wires received.
g. A wire is initiated from the Custody Acct to the DDA Acct for late Redemptions received.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 12

h. Late Redemption requests (after 2:30pm) will be processed as they are received.


  **Process to take roughly 45 minutes each cutoff time. It involves printing the Cash Movement Sheet, faxing it to BoNY and Milestone, initiating fund and s/h wires and verifying that the fax and ALL wires transmitted properly.

7. Total Time Spent on Settlement Functions:

  Total Time spent on the Milestone Fund:

  a. Purchases. . . . . . . . . . . . . . . .50 minutes (@ 10 trades)
  b. Redemptions. . . . . . . . . . . . . . .50 minutes (@ 10 trades)
  c. Daily Distribution . . . . . . . . . . .30 minutes
  d. Share Reconcilement. . . . . . . . . . .30 minutes
  e. Cash Availability Reporting. . . . . . .30 minutes
  f. Cash Movement to/from BoNY . . . . . . .90 minutes
                                             ----------
                                             4 hrs 40 minutes Total Time
                                             ===========================


  Total Time spent on a typical Money Market Fund:

  a. Purchases. . . . . . . . . . . . . . . .     1 hour
  b. Redemptions. . . . . . . . . . . . . . .     30 minutes
  c. Daily Distribution . . . . . . . . . . .     20 minutes
  d. Share Reconcilement. . . . . . . . . . .     20 minutes
  e. Cash Availability Reporting. . . . . . .     20 minutes
  f. Cash Movement to/from BoNY . . . . . . .     30 minutes
                                                  ----------
                                                  3 hrs Total Time
                                                  ================

LEGEND: Bold italicized items reflect processes above and beyond standard processes.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 13

                           Fund/Plan Services, Inc.
                     Transfer Agent Operations Department
                     MILESTONE FUND PROCESSING PROCEDURES
                           Revised February 2, 1996

                       Barbara Mack - Operations Manager
                     Andrew Krane - Operations Supervisor
                   Pamela Toombs - Operations Representative
_______________________________________________________________________________

1.   Work Flow and Record Retention:

  a. Documents received in Institutional Services Department, sent to Imaging for entry into Operations work flow.
  b. Special status assigned to Milestone, documents processed with highest priority.
  c. Documents sorted by date and filed weekly in client specific storage boxes.
  d. Work flow and document management takes approximately 1 minute per item.

2.   Operations Staffing

  a. Documents processed by Transfer Agent Operations Department based upon status (ie: Broker, Direct, Institutional).
  b. Milestone assigned one primary representative and one back-up representative responsible for all operational processing.

3.   Customer and Account File Set-up and Maintenance:

  a. Documents reviewed to insure that all processing requirements are met.
  b. Accounts established on Investar system, customer file created and linked with all accounts owned by same shareholder.
  c. Account set-up and maintenance processed by Operations Representative.

  d. 100% quality control review performed by Institutional Representative.
  e. 100% quality assurance review performed by Operations Supervisor.
  e. New Account Set-up and Customer file creation takes approximately 10 minutes per item. File Maintenance takes approximately 5 minute per item.

4.   Purchase Processing:

  a. Wire Expect Electronic Form entered into Imaging by Institutional Representative.
  b. Transaction input into Investar Batch program by Operations
     Representative.
  c. Purchases posted immediately to shareholder account as pending items (MFTPNDL) and included in Fund totals (MFTCFFI).
  d. Purchase detail forwarded to TAC as "Complete and Add" for entry to fund availability totals.
  e. Transaction updated upon receipt of wire notification from TAC
     Department.
  f. Items not matched to wires are suspended at end of day, awaiting receipt of money.
  g. 100% quality control review done by other Operations staff member.
  h. Purchase processing takes approximately 5 minutes per item.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 14

5.   Non-Monetary Share Transaction Processing:

  a. Documents reviewed to insure that all processing requirements are met.
  b. Transaction processed to Investar system.
  c. 100% quality control review done by Institutional Representative.
  d. 100% quality assurance review done by Operations Supervisor.
  e. Processing takes approximately 10 minutes per item.

6.   Total Time Spent on Operations Processing Functions:

  a. Work Flow set-up         (15 items per day)       15 minutes
  b. Customer/Account File     (2 items per day)       15 minutes
  c. Purchase transactions     (5 items per day)       25 minutes
  d. Non-Monetary transactions  (1 item per day)       10 minutes

  Total Daily Time:                                    1 hour, 5 minutes

7.   Analysis of Time Spent on Milestone Processing Versus Standard
     Processing:

          FUNCTION             STANDARD            MILESTONE
          --------             --------            ---------
  a. Work Flow set-up          15 minutes          15 minutes
  b. Customer/Account File     10 minutes          15 minutes
  c. Purchase transactions     15 minutes          25 minutes
  d. Non-Monetary transactions  5 minutes          10 minutes


  Total Standard vrs Milestone:   1 hour       1 hour, 5 minutes
  Difference Due to Special Handling:                5 minutes


NOTE: All italicized items in Sections 1-6 denote special servicing procedures normally not done by the Transfer Agent Operations Department.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "A", Page 15


                                                                 Schedule "B"

             Shareholder Services and Transfer Agent Fee Schedule
                                      for
                              The Milestone Funds

   This Fee Schedule is fixed for a period of eighteen (18) months from the Effective Date as that term is defined in the Agreement.

I.   A)   Annual Account Maintenance Fee:

          $20.00 per account, payable monthly, subject to a minimum monthly fee of $3,266.67 for up to 1,200 accounts per separate series issuing one class of shares and $2,983.33 for up to 1,050 accounts of each additional class of any separate series.

     B)   IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:

          $12.00 per Account Annual Maintenance Fee (charged directly to shareholder)

II.  NSCC Services

     A)   Fund/SERV

          Initialization and Set-Up:              {$5,000.00} [waived]
          Monthly Maintenance Fee:           $    50.00 Per separate Series
                                                  of shares

     B)   Networking

          Initialization and Set-Up:              {$5,000.00} [waived]
          Monthly Maintenance Fee:           $    75.00 Per separate Series
                                                  of shares

III. Out-of-Pocket Expenses:

          The Trust will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, records retention, tapes, couriers and any pre-approved travel expenses.

IV.  Additional Services

          Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies are not included herein, and will be quoted separately. To the extent the Trust should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.

================================================================================


       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "B"


                                                         Schedule "C"

                                Identification of Series


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of the Agreement:

                                  "The Milestone Funds"

                  Treasury Obligations Portfolio - Institutional Class
                     Treasury Obligations Portfolio - Investor Class


This Schedule "C" may be amended from time to time by agreement of the Parties.

================================================================================
       Transfer Agent Services Agreement between The Milestone Funds and
                           Fund/Plan Services, Inc.
                                                         Schedule "C"